EXHIBIT 21

MB FINANCIAL, INC.
SUBSIDIARIES OF MB FINANCIAL, INC.

Subsidiary	Ownership	Jurisdiction
MB Financial Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States
Coal City Capital Trust I	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust II	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
Ashland Management Agency, LLC	MB Financial Bank owns 99.8% and MB Financial, Inc. owns 0.2%	Illinois
MB Financial Capital Trust III	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust IV	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust V	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB Financial Capital Trust VI	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
FOBB Statutory Trust III	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
TAYC Capital Trust II	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
American Chartered Statutory Trust I	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
American Chartered Statutory Trust II	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware
MB1200 Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Deferred Exchange Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Community Development Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Center, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Financial Center Land Owner, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
MB Equipment Finance, LLC	Wholly-owned subsidiary of MB Financial Bank	Maryland
Celtic Leasing Corp.	Wholly-owned subsidiary of MB Financial Bank	California
MSA Holdings, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois
MainStreet Investment Advisors, LLC	Wholly-owned subsidiary of MSA Holdings, LLC	Illinois
Cedar Hill Associates, LLC	Wholly-owned subsidiary of MSA Holdings, LLC	Illinois
MB Financial International, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois
LaSalle Solutions Canada Inc.	Wholly-owned subsidiary of MB Financial International, Inc.	Canada
MB Business Capital Canada Inc.	Wholly-owned subsidiary of MB Financial International, Inc.	Canada